EXHIBIT 10.1

Executive Performance Equity Plan
GRANT NOTICE

This Grant Notice sets forth the economic terms of a Performance Unit Award granted under the First Solar, Inc. 2020 Omnibus Incentive Compensation Plan (the “Plan”). This Grant Notice, together with the Performance Unit Award Agreement Form Perf Unit-017 (“Performance Unit Award Agreement”) (the terms of which are incorporated into this Grant Notice by reference), constitute the Award Agreement for this Performance Unit Award under the Executive Performance Equity Plan. Capitalized terms used in this Grant Notice that are not defined in this Grant Notice have the meanings as used or defined in the Performance Unit Award Agreement, or if not defined therein, the Plan. Additionally, the 2020 Omnibus Plan Prospectus is available for viewing on the First Solar POWER site.

Participant:	[●]

Target # Performance Units: Grant Date:	[●] [●]
Performance Period:	[Start Date] – [End Date]
Vesting Conditions:	The number of Performance Units that vests is subject to the level of achievement of the following performance goals during the Performance Period (the “Performance-Vesting Conditions”):

Performance Level	Threshold (50%)	Target (100%)	Maximum (200%)	Weighting
[●]	[●]	[●]	[●]	[●]%
[●]	[●]	[●]	[●]	[●]%
[●]	[●]	[●]	[●]	[●]%
[●]	[●]	[●]	[●]	[●]%
[●]	[●]	[●]	[●]	[●]%
[●]	[●]	[●]	[●]	[●]%

The final number of Performance Units actually awarded following the end of the Performance Period, if any, shall be based on the weighted attainment of specified levels of the Performance-Vesting Conditions, and may range between 0% and 200% of the number of target Performance Units. More specifically, 0% of the target Performance Units shall be earned upon less than threshold performance achievement; 50% of the target Performance Units shall be earned upon threshold performance achievement, 100% of target Performance Units shall be earned upon target performance achievement and 200% of target Performance Units shall be earned upon maximum performance achievement

(with linear interpolation between threshold and target performance achievement and between target and maximum performance achievement). Each Performance Unit represents the right to receive one share of the Company’s common stock, no par value per share (“Share”).

In determining achievement of the Performance-Vesting Conditions, the Committee may make such adjustments as it deems appropriate, including adjustments to performance metrics for events or circumstances as determined by the Committee. Further, the Committee may, in its sole discretion, reduce the number of Performance Units actually delivered hereunder even if the Performance-Vesting Conditions are achieved.

This Award shall not vest unless the Participant is continuously employed by the Company or an Affiliate through the settlement date following the end of the Performance Period, unless the Participant is eligible for a pro rata settlement as provided for in the Forfeiture section below.

Vesting Acceleration upon a Change in Control:
Award is Assumed or Substituted: Upon the occurrence of a Change in Control (as defined in the Change of Control Severance Agreement between the Participant and the Company (“CIC Agreement”)) that occurs during the Performance Period in which the acquirer assumes or substitutes the Performance Units, the Performance Units shall remain eligible to vest in accordance with the vesting provisions described above (including the Performance-Vesting Conditions, subject to adjustments as permitted under Section 4(b) of the Plan or Section 10 of the Performance Unit Award Agreement); provided, however, if, within the 24-month period following such Change in Control, the Participant’s employment with the Company and its Affiliates is terminated (1) by the Company or one of its Affiliates without Cause (as defined in the CIC Agreement) or (2) by the Participant for Good Reason (as defined in the CIC Agreement), then the number of Performance Units determined based on the greater of (x) target or (y) actual achievement of the applicable Performance-Vesting Conditions as of the last day of the quarter preceding the date of termination shall become vested as of the date of such termination of employment, and promptly settled within 60 days following such date. This Award shall expire and be forfeited with respect to the unvested portion thereof if the applicable Performance-Vesting Conditions are not satisfied as of such date of termination.

Award is Not Assumed or Substituted: Upon the occurrence of a Change in Control in which the acquirer does not assume or substitute the Performance Units, the Performance Units shall be deemed immediately vested at the greater of (x) target or (y) actual achievement of the applicable Performance-Vesting Conditions as of the last day of the quarter preceding the Change in Control, and shall be promptly settled within 60 days following the Change in Control.

Coordination with CIC Agreement: For the avoidance of doubt, the provisions of Section 3 “Impact of a Change in Control on Equity Compensation Awards” in the CIC Agreement shall not apply to this Award.

Forfeiture:
This Award shall be forfeited, with no consideration, upon termination of the Participant’s employment provided, however that if such termination of employment occurs (x) on account of the Participant’s death, (y) by the Company due to Disability (defined below), or (z) by the Participant due to a Retirement (defined below) occurring following the end of the first calendar year of the Performance Period, then the Participant shall be eligible for a pro rata settlement as described in the Settlement section below.

For this purpose, “Disability” shall have the meaning ascribed to such term (or term of similar import) in the employment agreement between the Participant and the Company, as in effect at the relevant time. “Retirement” shall mean the Participant’s voluntary termination of employment provided that the Participant has (i) attained age fifty-five (55) or older as of the date of such termination and (ii) completed a minimum of ten (10) years of service as of the date of such termination. Notwithstanding anything to the contrary herein, if the Participant’s employment is terminated due to a Retirement occurring following the end of the first calendar year of the Performance Period, the Participant shall be eligible for a pro rata settlement only if the Participant complies with the restrictive covenants set forth in the Non-Solicitation and Non-Competition Agreement by and between the Company and the Participant, as in effect on the date of such termination of employment through the settlement date of this Award.

Further, this Award shall expire and be forfeited with respect to the unvested portion thereof if the threshold Performance-Vesting Condition is not satisfied with respect to the Performance Period. For greater clarity, notwithstanding anything to the contrary herein, in the Performance Unit Award Agreement, or in any employment or other agreement between the Participant and the Company, no portion of this Award shall accelerate upon termination of the Participant's employment other than as expressly provided in this Grant Notice.

Settlement of Award:
Full Settlement: Where the Participant is eligible for full settlement of this Award or any portion thereof, as soon as administratively practicable following the vesting of this Award but in any event on or prior to March 15th of the calendar year following the end of the Performance Period, the Participant shall receive one fully vested Share for each vested Performance Unit.

Pro Rata Settlement: Where the Participant is eligible for a pro rata settlement of this Award or any portion thereof because the Participant experienced a termination of employment described above prior to the settlement date, such pro rata portion shall be determined by multiplying (i) the number of Performance Units that would have vested based on actual achievement of the Performance-Vesting Conditions had the Participant remained employed until the settlement date by (ii) a fraction, (a) the numerator of which is the number of days the Participant was employed by the Company during the Performance Period up to the date of termination, and (b) the denominator of which is the number of days from and after the first day of the Performance Period through the end of the Performance Period, rounding up to the next whole Performance Unit. Such pro rata portion of the Performance Units shall be settled in Shares, on a one-for-one basis, as soon as administratively practicable following the vesting of this Award but in any event on or prior to March 15th of the calendar year following the end of the Performance Period. If the Participant becomes eligible for a pro rata settlement of this Award, then upon pro rata settlement the remainder of this Award shall be forfeited.

Settlement of Taxes:	Vesting and settlement of the Performance Units shall be subject to the Participant satisfying any applicable federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The amount of any withholding taxes in respect of the Performance Units shall be satisfied by having the Company withhold from the number of Performance Units payable to the Participant under this Award a number of Shares having a fair market value equal to such required tax withholding obligations. If, for any reason, the Shares that would otherwise be deliverable to the Participant upon settlement of the Performance Units would be insufficient to satisfy the tax withholding obligations, the Company and any of its Subsidiaries are authorized to withhold an amount from the Participant’s wages or other compensation sufficient to fully satisfy the tax withholding obligations.

Clawback:
Pursuant to Section 9(s) of the Plan, this Award is subject to potential forfeiture or clawback to the fullest extent called for by Company policy or applicable law. By accepting this Award, the Participant agrees to be bound by, and to comply with, the terms of any such forfeiture or clawback provisions, including but not limited to, the terms of the First Solar, Inc. Clawback Policy, or any successor thereto.

Signature	Date

4